                                                                    EXHIBIT 10.2

                       AMENDMENT TO EMPLOYMENT AGREEMENT
                                    BETWEEN
                     IDT CORPORATION AND CLIFFORD M. SOBEL

     This Amendment dated May 11, 1999 between IDT Corporation (the "Company"), Net2Phone Inc. ("Net2Phone") and Clifford M. Sorbel (the "Executive"), is intended to and does restate and amend certain sections of the Employment Agreement (the "Agreement") entered into between the Company and the Executive as of May 1, 1997.

     WHEREAS, the parties desire to restate and amend certain sections of the Agreement of May 1, 1997;

     WHEREAS, the parties acknowledge that certain of the Executive's compensation provisions set forth in the Agreement were intended to and, in fact were, based upon the assets of Net2Phone at the time the parties entered into the Agreement as of May 1, 1997 and such assets have changed since that time;

     WHEREAS, the parties recognize that the change in Net2Phone's assets may result in the creation of issues regarding the Executive's compensation based on said assets;

     WHEREAS, the parties acknowledge that subsequent to the execution of the Agreement by the parties, Net2Phone includes significantly more assets than contemplated or intended as of May 1, 1997, and thus, the parties have agreed to amend the grant of stock to Executive as set forth in Paragraph 6, sub-paragraphs (b) and (c) of the Agreement;

     WHEREAS, the parties desire to avoid future disputes regarding the Executive's Net2Phone ownership potential by amending the Agreement;

     WHEREAS, the parties desire to add Net2Phone as a party to the Agreement and to make the Agreement binding on Net2Phone.

     NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Paragraph 2 of the Agreement is hereby amended and restated to read as follows:

     Term.  This Agreement is for the three-year period (the "Term") commencing
     ----
on September 15, 1997, and terminating on the third anniversary of such date, or upon the Executive's earlier death or other termination of employment pursuant to Section 7 hereof; provided however, that commencing on September 15, 2000 and each anniversary thereafter, the Term shall automatically be extended for one additional year beyond its otherwise expiration unless, not later than 90 days prior to any such anniversary,

Net2phone or Executive shall have notified the other party hereto in writing that such extension shall not take effect.

     2. The Executive hereby acknowledges that he shall serve as Chairman and President of Net2Phone and shall not be Chief Executive Officer of Net2Phone as originally contemplated in paragraph 3 of the Agreement.

     3. Paragraph 4(a) of the Agreement is hereby amended and restated to read as follows:

     The initial Board of Directors of Net2Phone will be selected based upon the mutual agreement among the Executive and the Chief Executive Officer of the Company. Thereafter, the Board of Directors shall be elected by the stockholders of Net2Phone pursuant to the applicable provisions of Delaware general corporate law.

     4.  Net2Phone Ownership Potential:  The parties hereby acknowledge that
         -----------------------------
paragraph 6, sub-paragraphs (b) and (c) of the Agreement provided the Executive with stock in the new company, as defined in the Agreement, equal to a total of 11% of the value of the new company at the time of the initial public offering. A copy of the Agreement is attached herewith as Attachment 1. The parties agree that paragraph 6, sub-paragraphs (b) and (c) of the Agreement are hereby amended to provide the Executive with stock in the new company equal to a total of eight
(8)% of the value of the new company which percentage may be maintained by the Executive through the time of Net2Phone's initial public offering by transfer of the Company's shares in Net2Phone; it being understood, that any express or implied anti-dilution rights granted by the Company hereunder shall not apply, nor shall the Executive's percentage in Net2Phone be guaranteed, in connection with any transactions affecting Net2Phone's capitalization after its initial public offering.

     5. Paragraph 6(b)(i) of the Agreement is hereby amended and restated to read as follows:

     Upon the Executive's completion of the second year of the Term and for a period of one year thereafter, Executive will have the option to do one of the following two things: (1) transfer to the Company all of the stock representing his 7% interest in Net2Phone (calculated by subtracting from the 8% he received pursuant to this Agreement, the 1% interest he previously transferred to irrevocable trusts for the benefit of his children), in exchange for an option from the Company exercisable from September 15, 1999 through September 15, 2000 to purchase 875,000 registered and marketable shares of the Company's common stock, adjusted for stock splits, at a purchase price of $6.50 per share; or (2) keep his 7% interest in Net2Phone and forfeit the option set forth in the preceding subparagraphs 6(b)(i)(1). Notwithstanding the foregoing, once Executive no longer owns and holds in his own name each and every share of stock representing the above referenced 7% interest he received pursuant to this Agreement, he will forfeit the option set forth in the preceding subparagraph 6(b)(i)(1).

     6. Paragraph 17 of the Agreement is hereby amended and restated to read as follows:

     Notices:  For the purposes of the Agreement, notices, demands and all other
     -------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Company:
     -----------------


     IDT Corporation
     190 Main Street
     Hackensack, NJ  07601

     With a copy to:

     Ira Greenstein, Esq.
     Morrison & Foerster, LLP
     1290 Avenue of the Americas
     New York, NY  10104

     If to the Executive:
     -------------------

     Clifford M. Sobel
     c/o Net2Phone
     171 Main Street
     Hackensack, NJ  07601

     With a copy to:

     Steven Greenberg, Esq.
     Stern & Greenberg
     75 Livingston Avenue
     Roseland, NJ  07068

     If to Net2Phone:
     ---------------

     Net2Phone, Inc.
     171 Main Street
     Hackensack, NJ  07601

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7.  Release:  The Executive hereby releases and forever discharges the
         -------
Company and Net2Phone from any and all actions, claims and/or damages and agrees that he has not filed and will not file any action or proceeding in Federal, State or other court, or before any Administrative Agency, under any statute, law, ordinance, regulation or constitution arising out of or in connection with the re-negotiation of the Net2Phone or IDT Ownership or stock option provisions set forth in Paragraphs 4 and 5 of this Amendment.

     8.  Severability:  If any part or provision of this Amendment is
         ------------
determined to be invalid, unenforceable or contrary to public policy under an applicable statute or rule of law, the parties agree to ratify the Restatement with the affected part or provision (and only that part or provision) considered to be omitted from the Amendment.

     9.  Representations:  Executive has been advised to obtain independent
         ---------------
counsel to evaluate the terms, conditions and covenants herein set forth and he has been afforded ample opportunity to obtain such independent advice and evaluation. Executive warrants to the Company that he has relied upon such independent counsel and not upon any representation (legal or otherwise), statement or advice said or offered by the Company of the Company's counsel in connection herewith.

     10. Modification:  This Amendment may not be amended except upon mutual
         ------------
agreement in writing signed by the Company and the Executive and no amendments or modifications are contemplated at this time.

     11. Superseding Provisions:  This Amendment is intended to and does
         ----------------------
supersede certain sections of the Agreement executed as of May 1, 1997 between the Company and the Executive. In all other respects, the Agreement executed as of May 1, 1997 remains in full force and effect. The parties further acknowledge that all references in paragraph 22 of the Agreement making references to paragraphs or sections amended or deleted by this Amendment are hereby updated or deleted, as the case may be.

     12. Controlling Law:  This Amendment will be governed by the laws of the
         ---------------
State of New Jersey and both parties agree to submit to the jurisdiction of the courts of the State of New Jersey, both state and federal.

     13. Breach:  The parties agree that in the event of a breach of any term of
         ------
this Amendment, the non-breaching party may commence an action at law or in equity to enjoin or recover any loss, cost, damage or expense incurred by the breach, including without limitation, any attorney's fees incurred.

It is so Agreed this 11 day
of May, 1999

Signed in the Presence of

WITNESS

/s/ Heather Valpone              /s/ Clifford M. Sobel
---------------------------      ------------------------------------
                                 Clifford M. Sobel,
                                 President
                                 Net2Phone, Inc.


WITNESS

/s/ Heather Valpone              /s/ Jim Courter
---------------------------      ------------------------------------
                                 James Courter,
                                 President, IDT Corporation


WITNESS

/s/ Heather Valpone              /s/ Howard Balter
---------------------------      ------------------------------------
                                 Howard Balter,
                                 CEO, Net2Phone, Inc.